UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 12, 2011
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

United States	001-33246	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN REPORT

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 12, 2011, the Board of Directors of the Registrant approved the execution of a Non-Solicitation and Non-Competition Agreement (the “Agreement”) to be entered into between the Registrant and Gary T. Jolliffe.  Pursuant to the terms of the Agreement, for a period of 24 months beginning on the day after Mr. Jolliffe’s retirement as President and Chief Executive Officer of the Registrant, Mr. Jolliffe has agreed to refrain from engaging in any Competition (as such term is defined in the Agreement) with the Company or any of its subsidiaries.  In exchange for such agreement, Mr. Jolliffe will be entitled to receive the payment of $25,000 per year, payable in quarterly installments.  The Agreement is filed as Exhibit 10 hereto and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01. Other Events

On December 12, 2011, the Board of Directors of the Registrant declared a cash dividend in the amount of $0.03 per share payable on January 16, 2012 to stockholders of record as of December 31, 2011.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10	Non-Solicitation and Non-Competition Agreement Dated December 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.
	By:	/s/ Michael A. Shriner
Date: December 14, 2011		Michael A. Shriner Executive Vice President and Chief Operating Oficer